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                               TABLE OF CONTENTS

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1.   Reference Data........................................................   1
2.   Demise................................................................   2
3.   Construction by Landlord..............................................   2
4.   Term..................................................................   4
5.   Base Rent.............................................................   6
6.   Rental Adjustments - Operating Expenses...............................   6
7.   Security Deposit......................................................  11
8.   Landlord's Services...................................................  12
9.   No Other Services by Landlord.........................................  13
10.  Insurance.............................................................  13
11.  Casualty..............................................................  15
12.  Condemnation..........................................................  15
13.  Tenant's Fixtures.....................................................  16
14.  Alterations...........................................................  16
15.  Mechanics' Lien.......................................................  16
16.  Use of Premises.......................................................  17
17.  Rules and Regulations.................................................  17
18.  Governmental Regulations..............................................  18
19.  Signs.................................................................  18
20.  Landlord's Entry......................................................  18
21.  Indemnification.......................................................  18
22.  Curing Tenant's Defaults..............................................  18
23.  Default...............................................................  18
24.  Quiet Enjoyment.......................................................  20
25.  Assignment and Subletting.............................................  20
26.  Subordination; Attornment.............................................  21
27.  Tenant's Certificates.................................................  22
28.  Acceptance; Surrender.................................................  22
29.  Holding Over..........................................................  23
30.  Notices...............................................................  23
31.  Broker................................................................  23
32.  Definition of Parties.................................................  23
33.  Entire Agreement; Interpretation......................................  23
34.  Parking...............................................................  24
35.  Condition of Leased Space.............................................  24
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Exhibits
--------

A.   Plan of Land
B.   Space Plan for Premises

          AGREEMENT OF LEASE made this 1st day of June 1998, by and between Brandywine Operating Partnership, L.P. a Delaware limited partnership, c/o Brandywine Realty Services Corporation, a Pennsylvania corporation with its principal place of business at 16 Campus Boulevard Suite 150, Newtown Square, Pennsylvania 19073, Fax No. (610) 325-5622, ("Landlord"), party of the first part, and Naviant Technology Solutions, Inc., a Delaware corporation, with its principal place of business at 200 Four Falls Corporate Center, Suite 308, West Conshohocken, Pennsylvania 19428, Fax No. (610) 940-1391, ("Tenant"), party of the second part.

          WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

          1.   Reference Data.  As used in this Lease, the following terms shall
               --------------
be defined as indicated and refer to the data set forth in this Section 1.

LANDLORD'S ADDRESS:


                      c/o Brandywine Realty Services Corporation
                      16 Campus Boulevard Suite 150
                      Newtown Square, PA 19073

TENANT'S ADDRESS
ON COMMENCEMENT DATE:


                              14 Campus Boulevard
                              Suite 200
                              Newtown Square, PA 19073


PREMISES:      that 15,000 square foot portion of Building to be located on Lot
               # 13 (the "Building") owned by Landlord situated on certain land
               (the "Land") in the Newtown Square Corporate Campus (the
               "Business Park"), as further identified in Exhibit "A" attached hereto and made a part hereof; the 15,000 square feet rentable area of the Premises shall be determined by Landlord's architect based on the final plan of the Premises, as built and in accordance with "modified" (adjusted for floor location) BOMA standards regarding the measurement of such space. (Base Rent and Operating Expense Allowance to be adjusted accordingly).

TERM:          Ten (10) years.

SCHEDULED COMMENCEMENT DATE:       October 1, 1998.

BASE RENT:     First Lease Year - $15.10 per square foot, for a total of
               $226,500.00 per year, in monthly installments of $18,875.00; the aforesaid Base Rent shall increase on the Commencement Date of each Lease Year after the First lease Year by an amount equal to two (2%) percent of the Base Rent that was payable during the Lease Year immediately preceding the Lease Year then commencing and the monthly payments shall be adjusted accordingly.

OPERATING EXPENSE ALLOWANCE:     $5.45 per square foot ($6,812.50 per month for
                                 a total of $81,750.00 per year), subject to adjustment as set forth in Section 6.

LEASE YEAR:    Any twelve (12) month period beginning on the Commencement Date or any anniversary thereof.

FIXED RENT:    Base Rent plus Operating Expense Allowance.

ADDITIONAL RENT:    Sums not including Base Rent which Tenant is obligated to
                    pay to Landlord from time to time pursuant to the terms of this Lease.

SECURITY DEPOSIT:   $51,375 (one half of which shall be applied toward the first rental payment due under the Lease, and one half of which shall be the security deposit), to be paid to Landlord on June 1, 1998.

TENANT'S PROPORTIONATE SHARE:     ______% (Shall be the quotient, expressed as a
                                  percentage determined by dividing the area of the Premises as determined above by the area of the Building [______]).

PERMITTED USES:     Tenant shall use and occupy the Premises for general office and for no other purpose.

          2.   Demise. Landlord hereby demises and lets to Tenant and Tenant
               ------
hereby hires and leases from Landlord the Premises, TOGETHER WITH, appurtenant to the Premises, the right to use in common with Landlord and other tenants, occupants and visitors to the Building, the common driveways, parking lots, walkways ,and sidewalks of the Business Park and the Land and whatever facilities may be located in or about the Building (collectively, the "Common Facilities").

          3.   Construction by Landlord.
               ------------------------

               a. Landlord shall, without cost to Tenant, complete, alter or improve the Premises in accordance with the space plan and Landlord's construction specification memorandum indicated thereon, same to be initialed by the parties prior to June 1, 1998 and attached hereto as Exhibit "B" and made a part hereof (the "Space Plan"), all work to be done in workmanlike manner and in compliance with applicable laws and ordinances governing same (including the Americans with Disabilities Act). In connection with the Space Plan, in the event that same is not completed by Landlord, reviewed and initialed by the parties on or before June 1, 1998, the Tenant shall reserve the right thereafter to terminate the Lease on ten (10) days prior written notice of its intention to do so and said Lease shall be deemed terminated at the end of the ten (10) day period if the Space Plan is not approved and initialed by the parties.

                    (i) At the 5/th/ year anniversary of the Commencement Date of the Lease, Landlord shall contribute up to $15,000.00 toward a minor refurbishment of the Premises. Should the cost of same exceed said amount, the Tenant will pay the excess upon receipt of a statement therefor from Landlord.

               b. If Landlord desires to make any changes, additions or alterations in the Space Plan necessary in connection with the construction of the Premises, such request for changes, additions or alterations shall be submitted in writing to Tenant (along with Landlord's statement whether such change will cause a delay in the scheduled Commencement Date) for approval, which approval shall not be unreasonably withheld or delayed, and shall be deemed to be given if not disapproved in writing within seven (7) days after Landlord's submission of the same to Tenant. Any dispute as to the content of such changes, additions or alterations may, at the option of either party hereto, be conclusively determined by the independent architect or engineer retained by Landlord for the construction of the Building.

               c. Landlord will prior to the Commencement Date substantially complete the construction of the Building (if not substantially completed as of execution thereof) to the stage that the Building is operable for Tenant's purposes, which shall be defined as occurring when the public entrances of the Building, including ground floor lobbies and the public hallways of the floor
(s) containing the Premises (or portion of said lobbies and hallways necessary to provide reasonable and safe access to the Premises) are substantially completed, the heating and air-conditioning system (as required for the season and then prevailing climate) and all other mechanical systems required for service to the Premises are in regular operation so that the Premises can be used by the Tenant for general office purposes and a certificate of occupancy shall have been obtained to the extent necessary for Tenant's use of the Premises and the Common Facilities of the Building for the purposes aforesaid.

               d. The Premises shall be substantially completed on or before the Scheduled Commencement Date, provided that the Scheduled Commencement Date shall be extended for the time equivalent to any time lost by Landlord due to strikes, labor disputes, governmental restrictions or limitations, scarcity of or inability to obtain labor or materials, accidents, fire or other casualties, weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord. Upon completion of the final space plan, Landlord shall cause the actual usable square footage of the Premises and the Building to be measured in accordance with modified BOMA standards, as certified by Landlord's architect who prepared the plans and specifications for the Building. The area of the Premises and building as certified shall be converted to rentable square footage and shall be the figure used in calculating Tenant's Proportionate Share in Section 1 of this Lease.

               e. The Tenant shall have the option to increase the size of the Premises by adding thereto the floor areas outlined on Exhibit "B" hereof as (a)
                                                       -----------
Adjacent Space - 5,000, square feet, and (b) Adjacent Space of 4,000 + (up to approximately 5,000 square feet)square feet, provided, however, that if Tenant intends to exercise its option with respect to the (a) and (b) space, it shall notify Landlord in writing thereof no later than March 1, 1999 that it will lease the (a) space beginning October 1, 1999, and with respect to the
(b) space, it will lease the (b) space beginning April 1, 2000.

          The lease of adjacent space shall have a Term equal to the remainder of the Term hereof, shall have the same Fixed Rental Rate as provided for herein for the Lease Year in which the option for adjacent space is exercised (subject to the same increases), and shall be in the form of an Amendment to the herein Lease and shall be executed by Tenant within ten (10) days after receipt of the Amendment covering both adjacent spaces. If Tenant does not execute the Lease Amendment within ten (10) days after receipt for any reason, then the Landlord shall be free to lease such space to third parties, and this right shall be of no further force or effect with respect to the adjacent space in question, i.e.,
(a) or (b). The Lease Amendment for additional space shall consist of a modification of the herein Lease, basically to provide for the enlarged Premises and the rental and other provisions consistent with such transaction, e.g. change in pro rata share, etc. In the event that Tenant does not exercise the option and/or execute the Amendment contained in this subparagraph (e), Tenant shall reimburse Landlord for the cost of the construction of a corridor (approx. $100,000.00) necessitated by the addition of other space tenants on the floor of the Building containing the Premises. In connection with such costs, Landlord shall verify same in reasonable detail and supported by bonafide source documents at the time Landlord forwards Tenant an invoice for said reimbursement.

          In the event that Tenant does not exercise the option to lease the Adjacent Space, the Landlord will nonetheless advise Tenant when Landlord has its first active prospect for any of such Adjacent Space (active prospect being an entity which, in Landlord's judgment, is interested in leasing a portion or all of such space) and Tenant shall thereupon have five (5) days within which to accept such space, such acceptance to otherwise be effected in the same manner as if Tenant had exercised the above option except that the Base Rent shall be at the same rate per square foot as being offered to the active prospect (if higher than the $15.10 per square foot) coupled with the same 2% per annum increases as are applicable to the Base Rent set forth in Section 1 hereof.

               f. Landlord shall be responsible to make any repairs necessitated by defective workmanship or materials in the aforesaid work, provided that such defect appears and Tenant gives Landlord written notice thereof during the first one (1) year of the Term.

          4.   Term. A. The Term shall commence on the earlier of (the
               ----
"Commencement Date"): (i) the date when Tenant, with Landlord's consent, assumes possession of the Premises or any part thereof, or (ii) the seventh (7th) consecutive business day following Landlord's notice to Tenant that the Premises are substantially completed which shall occur when (i) the construction work and other items of work for which Landlord is responsible under Section 3 hereof have been completed (and confirmed by Landlord's architect)to the extent that the Premises (and the Building per section 3(c) hereof) may be fully occupied by Tenant for its general office use, subject only to completion of minor finishing and adjustment of equipment, and (ii) Landlord has obtained at least a temporary certificate of occupancy for the Premises. The commencement and expiration dates of the Term, when determined as above provided, shall be confirmed by a Commencement Date Letter. In the event that the Premises are not substantially completed on or before October 1, 1998, Landlord shall pay up to $10,000.00 per month of Tenant's costs including the holdover rents for its-existing leasehold premises as well as other costs arising out of the holdover leasehold those that would not have been incurred in the normal course of relocating Tenants business absent the holdover).

          Landlord will diligently attempt to have the Premises ready for Tenants' occupancy by October 1, 1998. In any event, however, Landlord shall notify Tenant on or before July 1, 1998 with respect to the anticipated Commencement Date. In the event that (A) the Commencement Date is anticipated to occur after January 1, 1999 ("new Commencement Date"), or (B) if the Premises is not ready for occupancy by the New Commencement Date, then the Tenant shall have the right to terminate this Lease by forwarding notice to Landlord of its intention to do so, if under (A) above, no later than ten (10) days after Landlord's notice of the new Commencement Date, or if under (B) above, not later than twenty (20) days after Tenant's notice on or after January 1, 1999 to Landlord that the Premises was not ready for occupancy by the New Commencement Date and it shall not be ready for occupancy prior to the end of said twenty
(20) day period. In the event of either such termination, this Lease shall be deemed null and void as of the date of Tenant's notice in the event of A and 20 days thereafter in the event of (B)(i.e. if not ready for occupancy)and the Security Deposit shall be returned to Tenant forthwith. If Tenant does not in the event of (A) forward the notice of termination within the applicable ten
(10) day period then this Lease shall continue in full force and effect and the Scheduled Commencement Date set forth in Section 1 shall be deemed changed accordingly, i.e., as in Landlord's notice.

               (B) Tenant shall have two options to extend this Lease for an additional term of five (5) years on each such option provided that Tenant shall not be in monetary default hereunder beyond applicable notice and grace periods at the time Tenant exercises the option and further provided that Tenant shall exercise each such option in writing not later than nine (9) months, and not earlier than twelve (12) months, prior to the expiration of the then current Term, such extension term to be upon the same terms and conditions of this Lease (including, without limitation, the obligations to pay Operating Expense Allowance) except that the annual Base Rent during the renewal term shall be 95% of the "market" rental rate per square foot for similar space in the Newtown Square Corporate Campus at that time, i.e., nine (9) months prior to the expiration date of the then current term. As used in this Lease, the term "market rental" shall mean and equal the prevailing market rent for new leases of comparable space upon comparable terms and conditions (without credits or allowances for improvements) for comparable periods of time in buildings in the Newtown Square Corporate Campus for buildings of similar quality. Promptly, upon receipt of Tenant's notice exercising the option, Landlord shall advise Tenant of the market rental, provided, however, that in the event that the Tenant disagrees with the market rental, it shall serve written notice thereof on Landlord within twenty (20) days after the date the Landlord advises Tenant of the market rental and thereupon the Landlord and Tenant shall each select a real estate appraiser (MAI equal) knowledgeable in the Newtown Square submarket and each said appraiser shall select a third appraiser knowledgeable in said submarket. The three appraisers will then determine the market rental for the Premises. In any event, the three appraisers' decisions shall be rendered within forty-five (45) days following their appointment and such determination shall be final, binding and conclusive as between Landlord and Tenant. The charges of the appraisers selected by Landlord and Tenant, respectively, shall be paid by Landlord and Tenant, respectively; the charges of the third appraiser shall be shared equally between the Landlord and Tenant. In no event, however, shall the Fixed Rent for either option term be less than the Fixed Rent payable for the last year of the Term then expiring multiplied by 105%.

          5.   Base Rent.
               ---------

               a. Tenant shall pay to Landlord Base Rent during the Term hereof, without notice or demand, in the monthly installments specified in
Section 1, in advance on the first day of each calendar month of the Term, at Landlord's principal office as indicated in Section 1 above. If the Term commences other than on the first day of a calendar month, then the installments of Base Rent for the first and last calendar months of the Term shall be adjusted proportionately. In the event that the Commencement Date does not occur on or before October 1, 1998, the Base Rent (but not the Operating Expense Allowance) for the first month shall be waived by Landlord.

               b. Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder shall be paid, without set-off or deduction, in lawful currency of the United States of America to Landlord at the address set forth in Section 1 hereof, or at such other address as Landlord may from time to time designate in writing to Tenant. In the event that any such rent or other sums shall be unpaid on the expiration or termination hereof, the obligation therefor shall survive such expiration or termination of this Lease. In order to partially compensate Landlord for the extra expense incurred in the handling of delinquent payments, Tenant agrees to pay Landlord a late charge equal to the product obtained by multiplying by ten (10%) percent each installment of Fixed Rent or Additional Rent not paid within five (5) days after its due date provided that Landlord gives Tenant written notice that such payment was not paid when due, (such written notice not to be required more than once in a calendar year).

          6.   Rental Adjustments - Operating Expenses. Tenant shall pay, as
               ---------------------------------------
Additional Rent to Landlord its prorata share of Operating Expenses (as hereinafter defined) which prorata share shall be comprised of the Operating Expense Allowance plus any adjustment thereto as a result of the Operating Expense Adjustment (as hereinafter defined). The Operating Expense Allowance shall be paid, in equal monthly installments. If the Term commences other than on the first day of the calendar month, then the Operating Expense Allowance for the first calendar month of the Term shall be adjusted proportionately, and the aforesaid first installment paid by Tenant upon the execution of this Lease shall be initially applied to the first partial month of the Term and the balance shall be credited to the succeeding month's payment.

          If Tenant's Proportionate Share of Operating Expense for any Operating Year shall be greater (or less) than Tenant's total Operating Expense Allowance for the same year, Tenant shall pay to Landlord as Additional Rent (or Landlord shall credit to Tenant as hereinafter provided) an amount equal to the difference (the amount of such difference is hereinafter referred to as the "Operating Expense Adjustment"). If Tenant occupies the Premises or a portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the Premises.

          Such Operating Expense Adjustment shall be paid in the following manner: within one hundred twenty (120) days following the end of the first and each succeeding

Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth (i) the Operating Expense for the preceding Operating Year, (ii) the Operating Expense Allowance for said Operating Year, and (iii) Tenant's Operating Expense Adjustment for such Operating Year. Within fifteen (15) days following the receipt of such Operating Expense Statement (the "Expense Adjustment Date") (A) Tenant shall pay to Landlord as Additional Rent the Operating Expense Adjustment for such Operating Year, or (B) in the event that
(ii) should exceed (i), the excess amount shall be divided by twelve (12) and the resultant sum shall be credited against the monthly payments of the Operating Expense Allowance for the Operating Year then commencing.

          Commencing with the first month of the second Operating Year (and continuing on the first month of each succeeding Operating Year thereafter during the Term hereof), Tenant shall pay to Landlord, in addition to the Operating Expense Allowance, on account of the Operating Expense Adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12th) of the estimated Operating Expense Adjustment for such Operating Year which estimated figure will be included in the aforesaid Operating Expense Statement or given to Tenant as soon thereafter as it is determined by Landlord. On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the preceding year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

          As used in this Section 6 and Section 1 where applicable, the following words and terms shall be defined as hereinafter set forth:

          (1) "Operating Year" shall mean each calendar year, or other consecutive period of twelve (12) months as hereinafter may be adopted by Landlord as its fiscal year, occurring during the Term.

          (2) "Operating Expense Allowance" shall mean and equal the amount set forth in Section 1 of this Lease.

          (3) "Operating Expense Statement" shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (a) the Operating Expense for the preceding Operating Year, (b) Tenant's Proportionate Share of the Operating Expense, (c) the Operating Expense Allowance, and (d) the Tenant's Operating Expense Adjustment for such Operating Year, or portion thereof. The Operating Expense Statement for each Operating Year shall be sent to Tenant.

          (4) "Operating Expense" shall mean the following expenses incurred by Landlord in connection with the operation, repair and maintenance of the Building and the Land:

               (a) Real estate taxes and other taxes or charges levied in lieu of such taxes; general and special public assessments; charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation; taxes on the rentals of the Building or the use, occupancy or renting of space therein, less the amount of any tax abatement or exemption on the Building for the applicable tax year;

                    Landlord reserves the right to bill Tenant for a "lump sum" reimbursement for the taxes and assessments payable hereunder which lump sum amount will be (a) payable within thirty (30) days after receipt of Landlord's statement therefor which will be forwarded at or about the times during each operating Year that the respective taxing authority issues its tax bill, and (b) comprised of Tenant's Proportionate Share of such tax bill less the then accrued monthly amounts already paid by Tenant in its Operating Expense Allowance which are allocable to the real estate taxes or assessments that are included in the bill issued by the taxing authority. In the event that Landlord exercises such right with respect to the tax bills that are payable in any Operating Year, the monthly amounts due under this subparagraph (a) will nonetheless be paid provided that no such lump sum amount will be due thereafter unless the accrual of such monthly amounts is insufficient to satisfy the Tenant's prorata share of subsequent tax bills (i.e. should real estate taxes increase), in which event the lump sum shall be only that which is necessary to cover the shortage. If a lump sum is paid by Tenant during the Term, the unused portion thereof, if any, shall be, at Tenant's option, refunded or credited to the Tenant upon the expiration of the Term, unused being that portion of the lump sum that is apportionable to a period of the time subsequent to the expiration of the Term.

               (b) Premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the Building and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be required by Landlord or the holder of any mortgage on the Building;

               (c) Water and sewer service charges, electricity, heat, air-conditioning and other utility charges not separately metered to tenants in the Building;

               (d) Maintenance and repair costs, including repairs and replacement described in Section 8 below (but excluding repairs resulting from an insured casualty to the extent that Landlord shall receive insurance proceeds therefor); repairs and replacements of supplies and equipment; snow and trash removal; repair and maintenance of all Common Facilities; janitorial services; landscaping, lawn and general grounds upkeep, maintenance and repair; and the costs of all labor, material and supplies incidental thereto; major repair items that are capital in nature shall be amortized over a period of five (5) years or such longer time as required by generally accepted accounting principles.

               (e) Wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of Landlord performing services rendered in connection with the operation and maintenance of the Building and/or Land including, without limitation, payments made directly to or through independent contractors for performance of such services or for the servicing of maintenance contracts;

               (f) Management fees, all of which are not to exceed 5% of the Fixed Rent payable for the Building irrespective of whether such services are performed by Landlord, a company affiliated with Landlord or an independent third party contractor;

               (g) Any and all assessments paid by Landlord for the repair, maintenance and upkeep of Common Facilities located in the Business Park. For the purposes of this subparagraph (g), such assessments shall equal the product obtained by multiplying the total assessments paid by Landlord by a fraction, the numerator of which shall be the number of square feet in the Building as set forth in Section 1 above, and the denominator of which shall be the total number of square feet in all buildings in the Business Park subject to the assessment; and

               (h) Any and all other expenditures of Landlord actually incurred in connection with the operation, repair or maintenance of the Premises, the Building or the Land which are properly expensed (or regarded as "deferred expenses") in accordance with generally accepted accounting principles consistently applied in the operation, maintenance, and repair of a first-class office building facility. Included herewith are items of expense that result in a savings or reductions in Operating Expenses as hereinabove described, in the event of which, the corresponding items shall be deducted from the Operating Expense Allowance for the Operating Year in which the expenditure was made. If any improvements or modifications are required to be made to the Building as a result of future amendments to or subsequent regulations under the Americans with Disabilities Act of 1990 (i.e.,
                                                                       ---
                    after the effective date of the Lease), the cost of each such improvement or modification shall be amortized over its useful life and included in Operating Expenses. The cost of capital improvements shall be amortized over a period of five (5) years or such longer period of time as is required by generally accepted accounting principles.

               (i) Tenant shall have the right, upon written notice to Landlord, to review at Landlord's office, Landlord's books and records relating to any expense, provided that such notice (a) shall be forwarded to Landlord within thirty (30) days of Tenant's receipt of the most recent Operating Expense Statement and (b) shall not affect Tenant's obligation to pay the Operating Expense Adjustment, if any, as shown on the Operating Expense Statement. Landlord shall make such books and records available to Tenant or Tenant's agent. Tenant shall be responsible for any and all costs, expenses and fees incurred by Tenant or Tenant's agent in connection with such review. If Tenant or Tenant's agent reviews Landlord's books and records, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection notice from Tenant. Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement of items and Tenant's review. If Landlord and Tenant determine that the items of Operating Expense for the period in question are less than reported, then Landlord shall provide Tenant with a credit against future rental payments in the amount of any overpayment by Tenant and Landlord shall reimburse Tenant for the cost of the audit (riot to exceed $300) if the overpayment exceeds 5% of the Operating Expenses for the year being audited. Likewise, if Landlord and Tenant determine that the items of Operating Expense for the period in question are more than reported, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Also, if any other Tenant in the building performs an audit of any items of Operating Expense and the Landlord agrees that there has been an overpayment of any items of Operating Expense for the period in question, then if pertinent, Tenant shall be entitled to the same pro rata adjustment as the Tenant that performed that audit.

          Items of Operating Expense which are not exclusively incurred with respect to the Building by reason of the nature of the items or otherwise shall be equitably allocated by Landlord among the buildings to which the same relate or for whose benefit the same have been incurred, and only the portion allocated to the Building shall be included in calculating the Operating Expense for the Building. The term "Operating Expense" shall not include depreciation on the Building or equipment therein, mortgage interest, executive salaries, real estate brokers' commission or the costs of services provided specially for any particular tenant at such tenant's expense and not uniformly available to all tenants of the Building.

          In calculating the annual Operating Expenses listed in subsections
(c), (d), (e) and (f) above, if for thirty (30) or more days during the Operating Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the annual

Operating Expense attributable to the four subsections listed above shall be deemed for such Operating Year to be amounts equal to the like expenses which would normally be-expected to be incurred had such occupancy of the Building been at ninety-five (95 a) percent throughout such year, as reasonably determined by Landlord and provided further that if during any Operating Year, Landlord shall not furnish any item or items of Operating Expenses to any portion of the Building because such portions are not occupied or because such item is not required by the lessee of such portion, for the purposes of computing Operating Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared by tenants receiving the benefits thereof.

          During the calendar year in which the Term ends, Landlord shall have the right to submit to Tenant a statement of Landlord's reasonable estimate of the Operating Expense Adjustment during the period (the "final period") beginning on the first day of the final Operating Year of the Term or, if later, the date of the immediately preceding Operating Expense Adjustment, and ending on the final day of the Term. Upon the earlier to occur of the thirtieth (30th) day following Tenant's receipt of such statement or the final day of the Term, Tenant shall pay to Landlord said estimated Operating Expense Adjustment minus the total amount of payments previously made by Tenant pursuant to this section during the final period. If requested by Tenant, Landlord shall submit to Tenant a statement setting forth the actual amount of said Operating Expense Adjustment after Landlord's final calculation of same, and within thirty (30) days after Tenant's receipt of such statement, Tenant shall pay to Landlord the amount shown thereon.

          7.   Security Deposit. Tenant shall deposit with Landlord a Security
               ----------------
Deposit of $51,375 in cash via its good check on or before June 1, 1998. This deposit consists of the first rental payment due under this Lease and one month security. One half of the sum shall be applied to the first rental payment under this Lease. If, during the Term, Tenant's Tangible Net Worth (according to GAAP) based on Tenant's certified financial statements, falls below $3.75 million, Tenant will advance an additional $50,000 increasing the security deposit. If Tangible Net Worth falls below $3.00 million, Tenant will again advance additional cash security to bring the total security deposit to $200,000. Security may be in the form of either a cash deposit or a letter of credit provided that in the latter instance, it is in form and substance acceptable to Landlord in its sole discretion. If security is a cash deposit, then it shall be kept by Landlord in an interest-bearing account, with the interest thereon to be added to the Security Deposit. The security deposit will be reduced to $75,000 once Tangible Net Worth is above $3.00 million and reduced to one month's rent once Tangible Net Worth is above $3.75 million, provided, however, the aforementioned advances will again be required in the event that the Tangible Net Worth falls below the aforementioned levels (and returned to Tenant if they again exceed such levels) -- it being the intention of the parties that such increases in security will always be required during the Term if and so long as the Tangible Net Worth is below the aforementioned levels. Furthermore, failure to provide the security deposit and additional security shall be deemed a material default under this Lease.

          Landlord will hold the security deposit, if cash, in an interest-bearing escrow in a segregated account as security for the faithful performance by Tenant of all its covenants and agreements under this Lease, but in no event shall Landlord be obliged to apply same to rents or other charges in arrears or damages for Tenant's default hereunder, but Landlord may so apply the security deposit at its option. Landlord's right to possession of the Premises for Tenant's default or any other reason shall not be affected by the fact that Landlord holds said security deposit. The security deposit, if not so applied by Landlord, together with accrued interest shall be returned to Tenant within sixty (60) days after this Lease terminates, provided that Tenant shall have vacated the Premises and delivered the same to Landlord, as herein provided. In the event of any transfer of Landlord's interest in the Premises, Landlord shall have the right upon notice to Tenant of transferee's identity to transfer its interest in the security deposit to such transferee, and upon transferee taking title to the Building, Landlord shall be released of all liability with respect to such security deposit, and Tenant shall look solely to such transferee for the return of the same.

          8.   Landlord's Services.  So long as Tenant is not in default
               -------------------
hereunder, Landlord shall:

               a. Regularly on business days clean or cause the Premises and the Building to be kept clean to the standards of a first-class suburban office building, provided the same are kept in order by Tenant.

               b. Arrange for all required utility services to the Premises; provided, however, that Landlord shall not be liable to Tenant for any loss or
--------  -------
damage arising from interruption in such utility services.

               c. Provide the services referenced in subsection 6 (4) (d) above.

               d. Make all repairs necessary to maintain the plumbing and electrical systems, windows, floors (excluding carpeting), and all other items which constitute a part of the Premises and are installed or furnished by Landlord, except repairs to the heat pumps servicing the Premises and Tenant's trade fixtures and property and installations which Tenant is obligated to make or which were performed by Landlord at Tenant's request; provided, however, that
                                                         --------  -------
Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after written notice from Tenant that such repair is needed. In no event shall Landlord be obligated under this paragraph to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors.

          Tenant shall take good care of the Premises and the fixtures and appurtenances therein. Tenant shall; at its sole cost and expense and under Landlord's supervision, repair and replace all damage or injury to the Premises and the Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs or replacements, the same may be made by Landlord and such expense shall be collectible as Additional Rent and paid by Tenant within fifteen (15) days after rendition of a bill therefor.

          Heating, ventilating and air-conditioning ("HVAC") for the Premises are supplied by an individual heat pump servicing only the Premises. If Tenant requires maintenance, servicing, repair or replacement of the heat pump, such maintenance, servicing, repair or replacement shall be made at the sole expense of Tenant to the extent such cost is not covered by the heat pump maintenance contract maintained by Landlord, unless the need for such repairs is caused solely by the negligence or willful misconduct of Landlord, its agents or employees. Landlord agrees to provide for the benefit of Tenant any manufacturer's' or installer's warranty issued to Landlord covering the heat pump. Notwithstanding the foregoing, if during the first five (5) Lease years of the Term (a) the maintenance or repair of a heat pump serving the Premises involves in any instance an expense in excess of $1,000.00 or (b) any heat pump compressor (s) need to be replaced, then the Landlord will, in the event of (a) reimburse the excess cost to the Tenant or in the event of (b)replace the defective compressor at its own expense. After the fifth (5) Lease year, all such obligations shall be the Tenant's as above set forth.

          Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein. Except as expressly provided in Sections 11 and 12 hereof, there shall be no abatement of rent because of such repairs, alterations, additions or improvements.

          Landlord, at its sole cost and expense, shall comply with the provisions of the Americans with Disabilities Act, and all applicable rules and regulations, as they relate to the Building (other than the Premises) and common areas.

          9.   No Other Services by Landlord. Landlord shall not be required to
               -----------------------------
render any services to Tenant or to make any repairs or replacements to the Premises, except as provided in Sections 3, 8, 11 and 12 hereof. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall contract for an be solely responsible for all costs of electricity consumed or used in the Premises. In the event that the electricity provider is unwilling to bill Tenant directly for electricity consumed or used in the Premises, Landlord shall have the right to submeter, at Landlord's sole expense, the Premises and to bill Tenant monthly an amount equal to Landlord's reasonable estimate of Tenant's electrical consumption against actual meter readings for the prior three (3) months. In the event Tenant has consumed more electricity than is reflected by the estimated monthly payments, then Tenant shall pay for such excess electrical consumption within ten (10) days after receipt of a bill therefor from Landlord. In the event that Tenant's monthly installments exceed Tenant's actual electrical consumption, then the excess shall be credited against the next estimated monthly payment due by Tenant.

          10.  Insurance.
               ---------

               a. Tenant, at Tenant's expense, shall maintain in effect throughout the Term, through insurance carriers reasonably satisfactory to Landlord, insurance against claims for personal injury (including death) and property damage, under a policy of general public liability insurance, in amounts not less than Two Million ($2,000,000.00) Dollars combined single limit in respect of bodily injury (including death) and Five Hundred Thousand ($500,000.00) Dollars for property damage. The insurance policy shall name both Landlord and Tenant as insured parties. In addition, Tenant at all times shall maintain fire and extended coverage insurance insuring its interest in all furniture, fixtures, equipment, supplies and other personal property located in the Premises or elsewhere in the Building and all tenant improvements to the Premises, for the full insurable replacement cost thereof.

               b. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of the insurance policies herein required of Tenant. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty (30) days prior written notice to Landlord. Tenant shall furnish to Landlord throughout the Term replacement certificates at least thirty (30) days prior to the expiration date of the then current policies and, upon request of Landlord, shall supply to Landlord copies of all policies herein required of Tenant.

               c. Landlord shall maintain and keep in effect throughout the Term of this Lease insurance against loss or damage to the Building by fire or such other casualties as may be included within either fire and extended coverage insurance or all-risk insurance and such other insurance as Landlord may desire or as may reasonably be required from time to time by any mortgagee. Tenant shall pay to Landlord its Proportionate Share of the premiums to be paid by Landlord for such insurance in accordance with Section 6 above.

          If Tenant's leasehold improvements or other personal property, fixtures or equipment, or any part thereof, is damaged by fire or other cause against which Tenant is required to carry insurance pursuant to this Lease, Landlord shall not be liable to Tenant for any loss, cost or expense arising out of or in connection with such damage. Tenant hereby releases Landlord, its directors, officers, shareholders, partners, employees, agents and representatives, from any liability, claim or action arising out of or in connection with such damage. Furthermore, Tenant shall maintain insurance against loss, injury, or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its agents, contractors, employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of the Premises or the Building, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising within the Premises or other portions of the Building,, or from other sources, and Landlord shall not be liable therefor, unless caused by Landlord's negligence or wrongful act, and in that event only to the extent not covered by the insurance which Tenant is required to carry pursuant to this Lease. Landlord shall not be liable to Tenant for any damages arising out of or in connection with any act or omission of any other tenant in the Building or for losses due to theft or burglary or other wrongful acts of third parties.

               d. Each of the parties hereto hereby releases the other from all liability for all injury, loss or damage which may be inflicted upon the property of such party, even if such liability results from the negligence of the other party; provided, however, that this release shall be effective only
                 --------  -------
(i) during such time as the applicable insurance policy carried by such party names the other party as a co-insured or contains a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium-is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor.

          11.  Casualty.
               --------

               a. If the Premises are damaged by fire or other casualty, Tenant shall promptly notify Landlord and Landlord shall repair the damaged portions of the Premises (but not any of Tenant's property therein or improvements or alterations made by Tenant), except that if, in Landlord's reasonable judgment, the damage would require more than ninety (90) days of work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Building or are otherwise inadequate to pay the cost of such repair, then Landlord shall have the right to terminate this Lease by so notifying Tenant in writing, which notice shall specify a termination date not less than fifteen (15) days after its transmission. If Landlord is so required to repair, the work shall be commenced and completed with due diligence, taking into account the time required for Landlord to procure insurance proceeds, and construction delays due to shortages of labor or material or other causes beyond Landlord's reasonable control.

          During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant's obligation to pay Base Rent under
Section 5 and Operating Expense Allowance under Section 6 shall abate in the proportion which the damaged area of the Premises bears to the entire Premises.

          12.  Condemnation.
               ------------

               a. If all of the Premises are taken through the exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority. If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Building, (ii) if, in addition to a portion of the Premises, a portion of the Building or Land is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining space in-the Building, or (iii) if a substantial portion of the Premises is so taken and it is commercially unreasonable for Tenant to continue its business within the Premises as determined by Tenant in the exercise of its reasonable business judgment, then Landlord in the case of (i) and (ii) above or Tenant in the case of (iii) above, shall have the right to terminate this Lease on the date when the condemned portion of the Premises, Building or Land is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date.

               b. If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Fixed Rent shall be reduced in the proportion which the condemned area bears to the entire area of the Premises, and Tenant's Proportionate Share shall be reduced by the same proportion.

               c. Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold estate.

          13.  Tenant's Fixtures. Tenant shall have the right to install trade
               -----------------
fixtures, personal computers and local area networks, office machinery and equipment (excluding alterations, improvements and additions which are governed by Section 14) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provided that such trade fixtures, office machinery and equipment shall be limited to items normally used in an office building. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall not have the right to install or operate any electrical equipment or machinery in the Premises (other than normal office machinery and equipment such as typewriters, adding machines, and copier) without Landlord's prior written consent. Tenant shall remove all such trade fixtures, office machinery and equipment prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal. Tenant's personal property, fixtures and equipment are not covered by any insurance policies maintained by Landlord under this Lease or otherwise, and it shall be Tenant's responsibility to secure extended coverage insurance against fire, vandalism, malicious mischief, sprinkler and other water leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement insuring its trade fixtures, machinery and equipment.

          14.  Alterations. Tenant shall not, without on each occasion first
               -----------
obtaining Landlord's prior written consent, make any alterations, improvements or additions to the Premises, except that Tenant may, without the consent of Landlord but with prior written notice to Landlord, make minor improvements to the interior of the Premises provided that: (i) they do not impair the structural strength, operation or value of the Building, and (ii) Tenant shall, prior to the commencement of the work, deliver to Landlord waivers of liens, in form acceptable to Landlord, from all contractors, subcontractors and materialmen performing such work, and shall take all steps required or permitted by law to avoid the imposition of any mechanic's liens upon the Premises, Building and Land. All alterations, improvements and additions, except for minor alterations and improvements as aforesaid, upon completion of construction thereof, shall become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term; provided, however, if so notified by Landlord in writing, Tenant
          --------  -------
shall, prior to the end of the Term, remove all such alterations and improvements, or the parts thereof specified by Landlord, from the Premises and shall repair all damage caused by installation and/or removal. In connection with the foregoing, Tenant may at any time within the last four (4) months of the Term request the Landlord to identify what, if any, of the alterations or improvements are to be removed and Landlord will respond to Tenant's request in reasonable detail within fifteen (15) days thereafter. For purposes of this
Section 14, "minor improvements" shall be defined as those improvements costing no more than Five Thousand ($5,000.00) Dollars.

          15.  Mechanics' Lien. Tenant shall not, in the making of any repairs
               ---------------
or alterations pursuant to the provisions of Section 14 hereof, suffer or permit any mechanic's, laborer's or materialman's lien to be filed against the Premises, Building, Land or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such limb shall be filed, Tenant, within fifteen (15) days after notice of filing, shall cause it to be discharged of record.

          16.  Use of Premises. Tenant may use and occupy the Premises only for
               ---------------
the express and limited purposes listed in Section 1 of this Lease, and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord. Tenant shall not commit or suffer any waste upon the Premises or Building, or any nuisance or any other act which may disturb the quiet enjoyment of any other tenant in the Building or the Business Park.

          Tenant will not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the public sanitary sewer system serving the Premises; nor generate, store or dispose of hazardous substances on the Premises or from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. 9601 et seq. ("CERCLA"), and all other applicable laws, ordinances and regulations. Tenant shall notify Landlord of any incident which would require the filing of a notice under applicable federal, state or local environmental protection law (collectively "environmental laws"). "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in CERCLA and any regulations adopted pursuant thereto. If any such materials and/or substances are found on the Land or Building, the obligation and cost for the clean up shall be upon Landlord unless Tenant contributed or was responsible for the existence of such hazardous material or substance on the Land or Building, in which event the Tenant shall be responsible therefor.

          Tenant shall, protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed or entered against Landlord by any third party, including any governmental authority, arising from the alleged deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release in, on or affecting the Premises or any adjoining property owned by Landlord of a hazardous substance or otherwise arising from any other alleged violation of any environmental law, including, but not limited to, liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties, or liability for personal injury or property damage.

          17.  Rules and Regulations. Tenant covenants and agrees that Tenant,
               ---------------------
its employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, such reasonable Rules and Regulations as Landlord or Landlord's agents may, after 30 days written notice to Tenant, from time to time adopt with respect to the buildings and common areas in the Business Park and which are uniformly enforced by Landlord against all other Building tenants. Any rules and regulations currently adopted by Landlord are attached hereto as Exhibit C.

          18.  Governmental Regulations. Tenant shall, in the use and occupancy
               ------------------------
of the Premises, comply with all applicable laws, ordinances, notices and regulations of all governmental and municipal authorities, and with the regulations of the insurers of the Premises. Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business at the Premises.

          19.  Signs. Landlord, at its expense, shall construct one (1) standard
               -----
Business Park identification sign for Tenant upon the exterior of the Premises at a location to be selected by Landlord. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior thereof, no signs shall be erected by Tenant anywhere upon the Premises, Building or Land.

          20.  Landlord's Entry. Landlord and its agents, contractors and
               ----------------
invitees shall have the right to enter the Premises at all reasonable times to inspect the same, to exhibit same to prospective purchasers, tenants and mortgagees, and to make any necessary repairs thereto. Landlord shall not be liable in any manner to Tenant by reason of such entry or the performance of repair work in the Premises and the obligations of Tenant hereunder shall not thereby be affected; however, Landlord agrees (except in the case of Tenant's default hereunder) that all repair work (excepting only emergency work or work which must, in Landlord's judgment, be performed on an urgent basis) by Landlord shall be performed in a reasonable manner at reasonable times.

          21.  Indemnification. (A) Tenant shall indemnify Landlord from and
               ---------------
against any and all losses, costs (including reasonable counsel fees), claims, suits, actions and causes of action, whether legal or equitable, sustained or arising by reason of (a) Tenant's default in any of its obligations hereunder, or (b) any act or omission of Tenant of any of its officers, agents, employees or invitees brought by any person or persons whomsoever, arising out of Tenant's occupancy or use of the Premises.

               (B) Landlord shall indemnify Tenant from and against any and all losses, costs (including reasonable counsel fees) claims, suits, actions and causes of action, whether legal or equitable, sustained or arising by reason of any act or omission of Landlord or any of its officers, agents, employees or invitees brought by any person or persons whosoever, arising out of Landlord ownership or control of the Building or Common Facilities.

          22.  Curing Tenant's Defaults. If Tenant shall default in performing
               ------------------------
any of its obligations hereunder, Landlord may (but shall not be so obliged), in addition to Landlord's other rights and remedies and without waiver of such default, cure such default on behalf of Tenant (and, if deemed necessary by Landlord, enter and possess the Premises), provided that Landlord shall have first given Tenant written notice of such default and Tenant shall have failed within ten (10) days following said notice to cure or diligently to pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency). Tenant, upon demand of Landlord, shall reimburse Landlord of all costs (including reasonable counsel fees) incurred by Landlord with respect to Landlord's efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

          23.  Default.
               -------

               a. If (i) after five (5) days prior written notice from Landlord, Tenant fails to pay any installment of Fixed Rent when due (provided that written notice will not be required more than twice in a calendar year),
(ii) Tenant fails to pay any Additional Rent within ten (10) days after written notice that same has become due, (iii) Tenant fails to observe or perform any of Tenant's other obligations herein contained and such failure continues for more than thirty (30) days after written notice from Landlord and, if such default is of a type that cannot be cured within thirty (30) days, such additional time so long as Tenant is diligently proceeding to cure, (iv) Tenant makes an assignment for the benefit of creditors, (v) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law,
(vi) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within sixty (60) days, (vii) Tenant is adjudicated a bankrupt, (viii) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interest in this Lease, or (ix) any attachment or execution is filed or levied against a substantial part of Tenant's assets or Tenant's interests in this Lease or any of Tenant's property in the Premises, then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder, and, at the option of Landlord: (a) Landlord may accelerate the balance of the Fixed Rent and all Additional Rent and all other sums to which Landlord is entitled hereunder and declare the same to be immediately due and payable; or (b) this Lease and the Term shall, without waiver of Landlord's other rights and remedies, terminate without any right of Tenant to save the forfeiture. Any acceleration of the rent by Landlord shall not constitute a wavier of any right or remedy of Landlord, and if Tenant shall fail to pay the accelerated rent upon Landlord's demand, then Landlord may thereafter terminate this Lease, as aforesaid. Immediately upon such termination by Landlord, Landlord shall have the right to recover possession of the Premises pursuant to legal process, including the breaking of locks and replacing of locks as authorized by the court, and removing Tenant's and any third party's property therefrom, and making any disposition thereof as Landlord may deem commercially reasonable. In the event that Landlord intends to use the remedy of Confession of Judgement as set forth in subsection 23 (d) hereof, it shall first give Tenant fifteen (15) days prior written notice of its intention to do so.

               b. Following such termination, Landlord shall have the unrestricted right to lease the Premises or any part thereof to any person and pursuant to any terms as Landlord may elect, but Landlord shall have no obligations to rent the Premises so long as Landlord (or any related entity) has other comparable vacant space available for leasing in the general geographical areas of the Premises.

               c. No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord, with respect to Tenant's obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord's acceptance of any payment from Tenant (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant's obligations then due hereunder, in any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant's obligations hereunder.

               d. FOR THE PURPOSE OF PROCURING POSSESSION OF THE PREMISES WHEN THE TERM SHALL END BY EXPIRATION OR BY TERMINATION THEREOF ON ACCOUNT OF TENANT'S DEFAULT, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT FOR POSSESSION OF THE PREMISES AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE SAME, WITHOUT ANY STAY OF EXECUTION, FOR WHICH THIS LEASE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT: AND THEREUPON A WRIT OF POSSESSION MAY RE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. TENANT HEREBY RELEASES LANDLORD FROM ALL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH ACTION AND JUDGMENT AND IN CAUSING SUCH WRIT OR WRITS TO BE ISSUED, AND HEREBY AGREES THAT NO WRIT OF ERROR, APPEAL, PETITION TO OPEN OR STRIKE OFF JUDGMENT, OR OTHER OBJECTION SHALL BE FILED OR MADE WITH RESPECT THERETO. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE DISCONTINUED OR POSSESSION OF THE PREMISES SHALL REMAIN-IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE PREMISES.

               e. TENANT, BEING FULLY AWARE OF THE RIGHT TO NOTICE AND A HEARING CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST TENANT BY LANDLORD BEFORE A JUDGMENT CAN BE ENTERED HEREUNDER OR BEFORE POSSESSION MAY BE OBTAINED ON SUCH JUDGMENT, HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDGMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF AND POSSESSION BEING OBTAINED ON SUCH JUDGMENT WITHOUT FIRST BEING GIVEN NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGMENT FOR POSSESSION IS ENTERED.

          24.  Quiet Enjoyment. So long as Tenant is not in default under the
               ---------------
covenants and agreements of this Lease, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

          25.  Assignment and Subletting. Tenant shall be permitted an absolute
               -------------------------
right to assign or sublet all or any part of the Premises to any entity in control of, controlled by or under common control with Tenant, provided that Tenant shall remain obligated under the Lease to Landlord. As to other assignments or sublettings, Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written approval. Notwithstanding the foregoing, Tenant may not sublet less than 4,000 square feet of the Premises. It will not be unreasonable for Landlord to withhold consent if the reputation financial responsibility or business of a proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business not to be consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building.

          Tenant's request for approval shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting.

          Within ten (10) days from receipt of such request Landlord shall either: (a) grant or refuse consent; or (b) elect to require Tenant (i) to execute an assignment of lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or (ii) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the term hereof effective as of the last day of the third month following the month in which the request was received.

          Each assignee or sublessee of Tenant's interest hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release assignee from its liability as set forth herein.

          Any assignment or subletting shall terminate any right in Tenant (as may otherwise be provided for herein) to renew or extend the Term of this Lease or any right of expansion to new or additional space or any right of first refusal or first offer with respect to additional space, and shall likewise terminate and render void and of no effect any prior exercise of any of the rights enumerated above (except and only to the extent that a renewal term is then in effect).

          Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

          26.  Subordination; Attornment.
               -------------------------

               a. This Lease is and shall be subject and subordinate at all times to any lease under which Landlord is in control of the Premises, to the rights of the owners of the Building and Land, to all mortgages and other encumbrances now or hereafter placed upon the Premises or the Building and to any and all amendments to or modifications of any such lease, ownership right or mortgage, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall from time to time execute and deliver within ten (10) days following the request of Landlord and Landlord's mortgagee, grantee or lessor, recordable instruments in form satisfactory to the holder of such prior right evidencing such subordination and Tenants' agreement to attorn to such holder. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates provided that, prior to any subsequent subordination by Tenant becoming effective, the lender or mortgagee shall have delivered to Tenant an executed non-disturbance agreement in form reasonably acceptable to mortgagee.

               b. If any successor in interest, including but not limited to, a lessor of a superior lease or the holder, now or hereafter, of a superior mortgage, shall succeed to Landlord's estate in the Building or the rights of Landlord under this Lease, whether through purchase, operation of law, possession or foreclosure action or delivery of a new lease or deed or otherwise, then-at the election of such party so succeeding to Landlord's rights (herein sometimes called "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall within ten (10) days of such written request, execute, acknowledge and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, provided only that such Successor Landlord agrees not to disturb Tenant's possession under the Lease so long as Tenant is not in default hereunder. Tenant hereby irrevocably appoints such Successor Landlord as Tenant's attorney-in-fact to execute and deliver such instrument for and on behalf of Tenant, such appointment being coupled with an interest. To the extent permitted by law, Tenant hereby waives any right Tenant may have under any present or future law to terminate this Lease or surrender the Premises by reason of the institution of any proceeding to terminate a superior lease or action to foreclose a superior mortgage, and this Lease shall not be affected by any such proceeding or action unless and until the lessor of the superior lease or holder, now and hereafter, of the superior mortgage, elects in such proceeding or action to permit the termination of this Lease by the Tenant.

          27.  Tenant's Certificates. Tenant shall from time to time, within
               ---------------------
five (5) days after Landlord's request, execute and deliver to Landlord a recordable written instrument (s) certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified), the dates to which rental charges have been prepaid by Tenant, if any, whether or not Landlord is in default of any of its obligations hereunder, and covering such other matters as Landlord may reasonably request. Tenant agrees that such statement may be relied upon by any mortgagee, purchaser or assignee of Landlord's interest in this Lease, the Building or Land. Upon Landlord's written request from time to time, but not more than twice during any Lease Year, Tenant shall promptly furnish Landlord financial statements evidencing Tenant's (and/or its Guarantor, if any) then current financial condition.

          28.  Acceptance; Surrender. By entry and possession of the Premises,
               ---------------------
Tenant thereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease. Tenant shall, at the end of the Term, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty.

          29.  Holding Over. This Lease shall expire absolutely and without
               ------------
notice on the last day of the Term, provided that if Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist, and Tenant shall continue to pay the Fixed Rent and Additional Rent due hereunder. If such holding over exists without Landlord's prior written consent, Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention, equal to 150% of the Base Rent for the time Tenant thus remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

          30.  Notices. All notices, requests and consents herein required or
               -------
permitted from either party to the other shall be in writing and shall be sent by personal delivery, nationally recognized courier guaranteeing overnight delivery, facsimile (with receipt confirmed) or by mailing the same by registered or certified mail, postage prepaid, return receipt requested, addressed to Landlord at its address aforesaid, with a copy to any mortgagee designated by Landlord, or, as the case may be, addressed to Tenant at its address aforesaid, or to such other address as the party to receive same may designate by notice to the other. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes on the date of personal delivery, upon confirmation of receipt of facsimile, on the day after the date of deposit with a courier guaranteeing overnight delivery, or if deposited in the United States mail, the date when the notice is either received or rejected by the addressee.

          31.  Broker.  Tenant represents and warrants to Landlord that all of
               ------
Tenant's dealings in regard to the Premises have been solely with Brandywine Realty Services Corporation and Coldwell Banker Commercial Real Estate Group, Inc., that no other broker, agent or party has shown the Premises to Tenant or negotiated with Tenant in regard thereto.

          32.  Definition of Parties. The word "Landlord" is used herein to
               ---------------------
include the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein each of whom shall have the same rights and remedies as he would have had had he originally signed this Lease as Landlord, and in all events, Tenant shall look solely to the landlord's interest in the Land and Building and rents derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord or such other person, provided, however, that neither Landlord nor any successor to Landlord shall have any liability hereunder after he ceases to hold a fee or leasehold interest in the Premises, except for obligations which may have theretofore accrued. The word "Tenant" is used herein to include the party named above as Tenant as well as it: or their respective heirs, personal representatives, successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

          33.  Entire Agreement; Interpretation. This Lease constitutes the
               --------------------------------
entire agreement between the parties hereto with respect to the Premises and there are no other agreements or understandings. This Lease shall not be modified except by written instrument executed by both parties and any cancellation surrender or amendment hereas without the cousins of any first mortgage to which this Lease has been collaterally assigned shall be voidable at the option of said mortgage. The captions used herein are for convenience only, and are not part of the Lease. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

          34.  Parking. Throughout the term of this Lease, and any extension or
               -------
expansion thereof, Landlord shall provide free parking for Tenant's non-exclusive use at the rate of approximately five (5) parking spaces per 1,000 square feet of leased premises, all of which spaces shall be located on the Land.

          35.  Condition of Leased Space. Landlord represents that, to the best
               -------------------------
of its knowledge, the Building and Premises are free of hazardous substances. If, during the term of this Lease or any extension or expansion thereof, hazardous substances are discovered in or about the Building or the Premises which were not caused by Tenant, its employees, agents or contractors, then Landlord shall be responsible for and will indemnify Tenant against all costs necessary to eliminate such hazardous substances in or about the Building or
Premises:

          IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.


(CORPORATE SEAL)                        LANDLORD:
                                        BRANDYWINE OPERATING
                                        PARTNERSHIP, L.P.


                                        By:  Brandywine Realty Trust,
                                             its general partner




ATTEST: /s/                             By: /s/
        -----------------------------       -----------------------------------


(CORPORATE SEAL)                        TENANT:
                                        NAVIANT TECHNOLOGY SOLUTIONS, INC.



ATTEST: /s/                             By: /s/
        -----------------------------       -----------------------------------

                                  EXHIBIT "C"

                        BUILDING RULES AND REGULATIONS
                         LAST REVISION: AUGUST 1, 1997

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him in a like manner as if originally prescribed. Landlord will notify Tenant in writing of any changes to the Building Rules and Regulations.

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant's premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems best.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4. Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the Tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5. No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form apart except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6. Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7. No bicycles, baby carriages or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building.

8. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9. No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10. No tenant may change the use of the premises without the prior written approval of Landlord.

11. No tenant, or employees of Tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner.

12. No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

13. Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein except for: coffee machine, microwave oven, vending machines, or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

14. No smoking is permitted in the rest rooms, hallways, elevators, stairs, lobby., exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

15. Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access card to the Building.

16. All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

17. Tenant shall not use the name of the Building, Landlord or Landlord's Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

18. Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. No person/company other than Building Tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.

19. All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

20. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

21. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the premises for Tenant, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

22. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord's management or security personnel.

23. Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

24. No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

25. No employees or invitees of Tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during "breaks" or during lunch periods.

26. Each tenant, before closing and leaving their premises, should lower the blinds within their spaces.

27. No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons. Each tenant shall cooperate to prevent same and shall report any such incident to Landlord's management.

28. No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

29. Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant's space. Removable of these recyclable items will be by Landlord's janitorial personnel.

30. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at Tenant's expense.

31. Drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

32. No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

33. Tenant or Tenant's employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

34. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

35. No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

36. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

37. Tenant agrees that neither Tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

38. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

39. Landlord will not permit entrance to Tenant's Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.

40. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.